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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 24, 2003


                             CENTRAL BANCORP, INC.
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             (Exact Name Of Registrant As Specified In Its Charter)


      MASSACHUSETTS                   0-25251                    04-3447594
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(State Or Other Jurisdiction        (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)



        399 HIGHLAND AVENUE, SOMERVILLE, MASSACHUSETTS          02144
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        (Address Of Principal Executive Offices)              (Zip code)


       Registrant's telephone number, including area code: (617) 628-4000
                                                           --------------


                                 NOT APPLICABLE
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          (Former Name Or Former Address, If Changed Since Last Report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE
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     Central  Bancorp,  Inc.  issued a press release on June 24, 2003 announcing that its wholly owned subsidiary, Central Co-operative Bank ("Central Bank"), has entered into an agreement with the Massachusetts Department of Revenue ("DOR") to settle the issue related to state income taxes owed on dividends received from Central Bank's real estate investment trust subsidiary for the fiscal periods 2000 to 2003. Under the agreement, Central Bank paid $430,547, representing 50% of the amount assessed for the fiscal 2000 to 2002 tax years, including interest. Central Bank had previously paid, as part of its estimated tax payments, the estimated 50% settlement amount of $167,830 for fiscal 2003. These payments are deductible for federal tax purposes. Based on the settlement reached with DOR, the Company has reversed $374,000 of the taxes previously accrued for this matter, which will be included as a reduction of income tax expense in the Company's financial results for the quarter ending June 30, 2003.

     For additional information, reference is made to the Registrant's Press Release, dated June 24, 2003 which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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     The following exhibit is filed herewith:


     Exhibit No.           Description
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      Exhibit 99.1         Press Release dated June 24, 2003

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       CENTRAL BANCORP, INC.



Date: June 26, 2003                    /s/ John D. Doherty
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                                       John D. Doherty
                                       Chairman, President and Chief Executive
                                       Officer